EXHIBIT 10.9(b)
                     4TH AMENDMENT TO EMPLOYMENT AGREEMENT

        This Agreement, made and entered into and effective as of the 14th day of December, 1994, by and among Enron Corp. ("Enron" or "Parent") and Enron Oil & Gas Company ("Company"), and Forrest E. Hoglund ("Employee"), is an amendment to that certain Employment Agreement made and entered into among the parties the 28th day of August, 1987 and made effective as of September 1, 1987 (the "Employment Agreement"), as amended to date.

        WHEREAS, the parties desire to amend the Employment Agreement;

        NOW, THEREFORE, in consideration of the Employee's continued engagement with Company, and of the covenants contained herein, and for other good and valuable consideration, the parties agree as follows:

        1.  Article 2: TERM OF EMPLOYMENT is amended to read as follows:

               "Unless sooner terminated pursuant to other provisions hereof, Employee's period of employment under this Agreement shall extend from the effective date of this Agreement through September 1, 1998 (the "Initial Term")."

               2. Before December 31, 1994, the Company shall cause Employee to receive a grant of an option under the Enron Oil & Gas Company 1992 Stock Plan (the "Plan") to purchase one million eight hundred twenty thousand (1,820,000) shares of common stock of the Company (the "Shares") at a price equal to the Fair Market Value (as defined in the
        Plan) of such shares on the date of grant; PROVIDED, HOWEVER, said grant shall be contingent upon and subject to the Company's shareholders approving before May 15, 1995 an amendment to the Plan that increases the number of shares available for granting Awards under the Plan by a number not less than said number of Shares. If for any reason after the grant is made such shareholder approval is not obtained before May 15, 1995, this Agreement shall be rescinded and the grant made hereunder shall become null and void as though it never existed.

               3. This Agreement is an amendment to the Employment Agreement, and the parties agree that all other terms, conditions and stipulations contained in the Employment Agreement shall remain in full force and effect and without any change or modification, except as provided herein.

               IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                                          Forrest E. Hoglund
                                                      /S/ FORREST E. HOGLUND

                                                 ENRON OIL & GAS COMPANY

                                                 By:  /S/ WALTER E. WILSON
                                                 Name:    Walter E. Wilson
                                                 Title:   Sr. V.P. & CFO